SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **LYONHEART CAPITAL, INC.**, did on June 3, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 3, 2010.

ROSS MILLER
Secretary of State

Certified By: Greg Devaul
Certificate Number: C20100603-2550
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100398854-60
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/03/2010 8:43 AM
	Entity Number E0270972010-7

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: LYONHEART CAPITAL, INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent — Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

HAROLD P. GEWERTER, ESQ. LTD.
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

2705 AIRPORT DRIVE — Street Address; N. LAS VEGAS — City; Nevada 89032 — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value*: 75,000,000 — Par value per share: $ 0.001 — Number of shares *without par value*: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ERIC ANDERSON — Name
580 SOLSTICE AVE. — Street Address; LAS VEGAS — City; NV — State; 89123 — Zip Code

2) Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ALL LEGAL PURPOSES.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

ERIC ANDERSON — Name
X [signature] — Incorporator Signature
580 SOLSTICE AVE. — Address; LAS VEGAS — City; NV — State; 89123 — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
5/18/2010 — Date

This form must be accompanied by appropriate fees.